Hanmi Financial Corp.

DAVIDSON COMPANIES | D.A. Davidson & Co.

November 4-6, 2013

C. G. Kum, President & CEO
Bonnie Lee, SEVP & COO
Mark Yoon, EVP & CFO

Safe Harbor Statement

This presentation contains forward-looking statements which involve inherent risks and uncertainties, in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Hanmi Financial Corporation cautions readers that many important factors could cause the actual results to differ materially from those in forward-looking statements. These factors include governmental fiscal policy, legislation and regulations, the global and local economies, fluctuation in interest rate and credit risk, competition in the geographic and business areas, the ability to succeed in new markets and business lines, balance sheet management, and other operational factors discussed in the company's filings with the SEC. Hanmi Financial Corporation disclaims any obligation to announce publicly future events or developments that may affect the forward-looking statements herein.

3Q 2013 Highlights

- Quarterly net income increased to $10.3MM from $9.5MM in 2Q13.
- NIM rose to 4.28% from 4.10% in 2Q13, while yield on earning assets improved 16 bps to 4.75% and cost of interest-bearing liabilities by 1 bps to 0.77%.
- Efficiency ratio improved to 52.98% compared to 56.55% for 2Q13 and 59.81% for 3Q12.
- New loan production totaled $136.0MM. C&I lending almost doubled to $22.8MM from $11.9MM in 2Q13.
- Credit quality improved, with non-performing assets declining to 0.81% of total assets from 1.04% at 2Q13.
- Quarterly cash dividend was reinstated, and a cash dividend of $0.07 per share of common stock was paid on September 17, 2013.

Franchise Network

27 branches & 2 loan production offices (LPOs) strategically positioned in and near major Korean American communities


Simi Valley
North Valley
South Valley
Glendale
Azusa
Bonita
West Covina
Ontario
Santa Monica
Malibu
South Los Angeles
Whittier
Chino
Rubidoux
Compton
Lakewood
Anaheim
Anaheim Hills
Corona
Long Beach
Santa Ana
Hesse Park
Huntington Beach
Irvine
Foothill Ranch
Mission Viejo
Heisler Park
Laguna Niguel
San Clemente
Corona Freeway
Mt San Antonio
GoogleMap
La Jolla
Santee
El Cajon
Morena
San Diego
Chula Vista

Southern California (25)


Sacramento
Santa Rosa
San Francisco
Stockton
Fremont
San Jose
California
Yosemite National

Northern California (2)


National Park
Everett
Seattle
Tacoma
Washington
Yakima

Seattle, Washington (1 LPO)


Plano
Abilene
Fort Worth
Dallas
Texas
Waco

Dallas, Texas (1 LPO)

Korean American Banks in US

Branches as of 10/28/13 & Assets and Deposits as of 9/30/13|$ in thousands

Banks	Branches	Assets	Deposits
BBCN Bancorp Inc.	51	$6,340,987	$5,021,102
Hanmi Financial Corp.	**27**	**$2,845,137**	**$2,429,707**
Wilshire Bancorp Inc.[1]	27	$2,832,515	$2,253,617
Central Bancorp Inc.[2]	24	$1,693,385	$1,491,913
Pacific City Financial Corp.[2]	9	$680,841	$603,264
Commonwealth Business Bank[2]	3	$519,679	$450,012
Metro City Bank[2]	6	$471,485	$383,114
First Intercontinental Bank[2]	5	$309,629	$274,561
Open Bank[2]	4	$246,050	$214,807
Noah Bank[2]	6	$234,733	$209,243
UniBank	4	$220,259	$174,738
Uniti Financial Corp. [2]	3	$159,907	$137,271
NOA Bank[2]	3	$139,023	$120,343
US Metro Bank[2]	1	$81,294	$72,671
South Korea-based banks:			
Woori America Bank[2]	17	$1,072,840	$943,689
Shinhan Bank America	15	$985,142	$854,736
BNB Hana Bank[2]	3	$313,996	$263,588
Banks announced as acquisition target:			
Saehan Bancorp[2]	10	$548,246	$466,381
BankAsiana	3	$209,110	$167,554
Total			**$16,532,311**

1 Wilshire closed BankAsiana acquisition on 10/1/2013; Saehan acquisition is still in the closing stage
2 Assets & deposits as of 6/30/13
Source: SNL

Profitability – Sustained Earnings

Net Income (*in millions*)


$13.3*
$14.0*
$10.1
$9.5
$10.3
3Q12*
4Q12*
1Q13
2Q13
3Q13

* *Net income reflects tax benefits from the reversal of DTA valuation allowance (3Q12: $4.9MM, 4Q12: $5.5MM)*

Profitability – High Net Interest Margin


Net Interest Margin: Hanmi vs. Wilshire vs. BBCN*
Hanmi
Wilshire
BBCN
4.28%
4.17%
3.86%*
3Q13

* *Core net interest margin: NIM excluding the effect of acquisition accounting adjustments per 3Q13 earnings release*

Profitability – Increasing Net Interest Margin

Net Interest Margin: Hanmi vs. SNL U.S. Bank $1B-$5B Index*


Hanmi
SNL U.S. Bank $1B-$5B Index
3.89%
3.89%
3.86%
4.10%
4.28%
3.86%
3.69%
3.77%
3.79%
3.84%
3Q12
4Q12
1Q13
2Q13
3Q13

* *SNL U.S. Bank $1B-$5B Index: includes all major exchange (NYSE, NYSE MKT, NASDAQ) banks in SNL's coverage universe with $1B to $5B in assets as of most recent financial data*

Profitability – Improving Efficiency Ratio

Efficiency Ratio: Hanmi vs. SNL U.S. Bank $1B-$5B Index*


Hanmi
SNL U.S. Bank $1B-$5B Index
63.92%
65.11%
65.83%
65.15%
64.05%
59.81%
57.66%
56.44%
56.55%
52.98%
3Q12
4Q12
1Q13
2Q13
3Q13

** SNL U.S. Bank $1B-$5B Index: includes all major exchange (NYSE, NYSE MKT, NASDAQ) banks in SNL's coverage universe with $1B to $5B in assets as of most recent financial data*

Profitability – Solid Return

ROAE & ROAA


ROAE
ROAA
14.97%
15.02%
10.71%
9.70%
10.29%
1.87%
1.94%
1.45%
1.37%
1.46%
Q312
Q412
Q113
Q213
Q313

Growth – Increasing Demand Deposits



Total Deposits & Demand Deposits/Total Deposits (in millions)
Total Deposits
Demand Deposits / Total Deposits
$2,363
$2,396
$2,333
$2,362
$2,430
29.4%
30.1%
30.4%
31.1%
32.0%
3Q12
4Q12
1Q13
2Q13
3Q13

Growth – Emerging Loan Growth


Assets and Gross Loans (in millions)
Assets
Gross Loans
$2,842
$1,958
$2,847
$2,049
$2,792
$2,122
$2,773
$2,187
$2,845
$2,159
3Q12
4Q12
1Q13
2Q13
3Q13

Safety – Improving Asset Quality

Nonperforming Loans *(in millions)*


Nonperforming Loans
NPL / Gross Loans
$44.7
$37.3
$32.9
$28.0
$22.8
2.28%
1.82%
2.28%
1.28%
1.05%
3Q12
4Q12
1Q13
2Q13
3Q13

Safety – Strong Capital

Capital Ratios at 3Q13


Excess Capital
Well-Capitalized Regulatory Requirements
17.73%
10%
16.47%
5%
13.68%
6%
13.95%
Total Risk Based
Tier 1 Leverage
Tier 1 Risk Based
Tangible Common Equity/ Tangible Assets

Strategies for 2014 and Beyond

Vision: "To be the premier Korean American financial company"


Profitability
Maximization of shareholders' value
Growth
Organic Growth
Acquisitive Growth
Diversification
Relationship Banking
Loan Portfolio
Financial Products
Customer Base
Geographic Market
Safety
Strong risk management culture

Investment Opportunity

- **Attractive valuation**
  - Price[1]/LTM EPS 12.7 x
  - Price[1]/Tangible Book[2] 1.41 x
  - NIM (3Q13) 4.28%
- **The oldest Korean American bank with loyal customers**
- **Strong management team**

Stock Price Change (%) since October 2011


Hanmi Financial Corp.
SNL U.S. Banks
At 10/25/13
120%
100%
80%
60%
40%
20%
0%
HAFC 119%
SNL U.S. Banks 62%
Oct 2011
Oct 2012
Oct 2013

1. *Closing price at 10/25/2013*
2. *Tangible book value at 9/30/2013*